EXHIBIT 8.1

December 7, 2004

Invitrogen Corporation

1600 Faraday Avenue

Carlsbad, California 92008

Ladies and Gentlemen:

We have acted as counsel to Invitrogen Corporation, a Delaware corporation (the “Company”), in connection with the exchange offers described in the prospectus (the “Prospectus”) that is included in the Registration Statement on Form S-4 (the “Registration Statement”) of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Prospectus relates to the Company’s offer to issue and exchange; (i) up to $350,000,000 aggregate principal amount of its new 2.0% Convertible Senior Notes due 2023, (ii) up to $450,000,000 aggregate principal amount of its new 1.5% Convertible Senior Notes due 2024, plus (iii) up to $2,000,000 ($2.50 per $1,000 principal amount) for substantially identical notes (the “Exchange Offers”). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Prospectus.

This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this opinion, we have examined, and are familiar with: (i) the Registration Statement and the Prospectus which is contained in and made part of the Registration Statement, and (ii) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

2. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by the Company and its management, employees, officers, directors and stockholders in connection with the Exchange Offers;

3. The accuracy at all relevant times of the facts and representations set forth in the Prospectus; and

4. The Exchange Offers will be consummated and reported in the manner described in the Prospectus.

SILICON VALLEY    SAN DIEGO    SAN DIEGO/GOLDEN TRIANGLE    SAN FRANCISCO    AUSTIN    SEATTLE    SACRAMENTO    LA JOLLA

Gray Cary Ware & Freidenrich LLP

Invitrogen Corporation

December 7, 2004

Page Two

Based upon and subject to (i) the Exchange Offers being consummated in the manner described in the Prospectus, and (ii) the accuracy of the Registration Statement and the Prospectus and the facts concerning the Exchange Offers that have come to our attention during our engagement we hereby confirm that the discussion in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations” (the “Tax Section”), insofar as it relates to matters of United States federal tax law and regulations or legal conclusions with respect thereto and except as otherwise qualified therein, constitutes our opinion as to the material U.S. federal income tax consequences to holders of Existing Notes who participate in the Exchange Offers.

We express no opinion as to whether such description in the Tax Section addresses all of the United States federal income tax consequences of the Exchange Offers that may be applicable to holders who tender their notes in the Exchange Offers. We believe, however, that the Tax Section addresses all of the material U.S. federal income tax consequences to holders of Existing Notes who participate in the Exchange Offers. In addition, we express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Section. Because this opinion is being delivered prior to the Effective Time of the exchange offers, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Exchange Offers or that contrary positions may not be taken by the Internal Revenue Service.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Tax Section. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Rules”), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

No opinion is expressed on any other matter or transaction except as specifically set forth herein. This opinion may not be relied upon except with respect to the considerations specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement and is intended only for the benefit of the holders of Existing Notes, who may rely on this opinion. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.

Very truly yours,

/s/ GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP